Exhibit 99.1

FOR IMMEDIATE RELEASE	Nasdaq: NSIT
INSIGHT ENTERPRISES, INC. REPORTS SECOND QUARTER
2010 RESULTS
TEMPE, Ariz. — August 4, 2010 — Insight Enterprises, Inc. (Nasdaq: NSIT) (the “Company”) today reported results of operations for the quarter ended June 30, 2010.
Second Quarter Highlights
For the second quarter of 2010 compared to the second quarter of 2009:
•	Net sales increased 23% to $1.3 billion.

•	Gross profit increased 18% to $173.8 million.

•	Earnings from operations increased 104% to $44.7 million, or 3.5% of net sales.

•	Net earnings from continuing operations increased 109% to $26.9 million.

•	Diluted earnings per share from continuing operations increased 107% to $0.58.
“I’m happy to report that continued strengthening of IT demand globally coupled with operating leverage led to strong year to year growth in both sales and profitability in our business,” stated Ken Lamneck, President and Chief Executive Officer. “We are extremely pleased with these results and are proud of our team’s execution during the quarter,” added Lamneck.
SEGMENT OVERVIEW
In North America, net sales were $865.5 million for the second quarter of 2010, up 21% from the second quarter of 2009. Net sales of hardware and software increased 27% and 21%, respectively, year over year, while net sales in the services category declined 15% year to year. Gross profit was up 20% year over year at $119.6 million with gross margin declining 20 basis points to 13.8% from 14.0% in the prior year quarter. Selling and administrative expenses in North America were $86.4 million during the second quarter of 2010, compared to $86.0 million in the second quarter of 2009. Selling and administrative expenses in the second quarter of 2010 include approximately $225,000 of professional fees and costs associated with the restatement remediation and ongoing litigation. Comparatively, selling and administrative expenses in the second quarter of 2009 included $2.6 million of professional fees and costs associated with the trade credits investigation and restatement quantification. Further, selling and administrative expenses in the three months ended June 30, 2010 were reduced by $2.9 million upon the collection of a single account receivable which we had specifically reserved as doubtful during the fourth quarter of 2009. The North America segment recorded $943,000 of severance and restructuring charges during the second quarter of 2010. There were no such charges in North America in the
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Insight Enterprises, Inc.     6820 South Harl Avenue     Tempe, Arizona 85283     480-902-1001     FAX 480-760-8958

Insight Q2 2010 Results, Page 2	August 4, 2010
second quarter of last year. As a result, earnings from operations in North America were $32.3 million, or 3.7% of net sales, in the second quarter of 2010, compared to $13.8 million in the second quarter of 2009.
The Company’s EMEA operating segment reported net sales of $359.2 million for the second quarter of 2010, up 28% in U.S. dollars compared to the second quarter of 2009. Excluding the effects of foreign currency movements, net sales were up 36%. Net sales of hardware grew 13% year over year, software sales increased 34% and services sales grew by 31% compared to the second quarter of last year, all in U.S. dollars. Excluding the effects of foreign currency movements, hardware sales increased 18%, software sales increased 44% and services net sales increased 39% year over year. Gross profit was up 11% in U.S. dollars, 19% excluding the effects of foreign currency movements, while gross margin decreased to 12.9% for the second quarter of 2010 from 14.9% in the prior year quarter. Selling and administrative expenses in EMEA in the second quarter of 2010 were up 8%, or $2.7 million, compared to the second quarter of 2009 in U.S. dollars and, excluding the effects of foreign currency movements, were up 14% year over year. EMEA also recorded $375,000 in severance and restructuring expenses, net of adjustments, in the quarter ended June 30, 2010, compared to $1.9 million in severance and restructuring charges recorded during the second quarter of 2009. As a result, earnings from operations in EMEA were $9.6 million, or 2.7% of net sales, in the second quarter of 2010 compared to $6.1 million in the second quarter of 2009.
The Company’s APAC operating segment reported net sales of $52.9 million for the second quarter of 2010, up 25% from the second quarter of 2009 in U.S. dollars, 14% excluding the effects of foreign currency movements. Gross profit was $7.7 million, an increase of 22% year over year in U.S. dollars, 10% excluding the effects of foreign currency movements, while gross margin decreased to 14.6% for the second quarter of 2010 from 14.9% in the prior year quarter. Selling and administrative expenses in APAC increased 22% year over year in U.S. dollars, 8% excluding the effects of foreign currency movements. The APAC segment recorded no severance and restructuring charges during the quarter ended June 30, 2010, compared to $230,000 in severance and restructuring charges recorded during the second quarter of 2009. As a result, earnings from operations in APAC were $2.7 million, or 5.2% of net sales, in the second quarter of 2010, compared to $2.0 million in the second quarter of 2009.
UPDATED GUIDANCE
Given stronger than expected financial performance in the first half of the year, the Company now anticipates that diluted earnings per share for the full year of 2010 will be between $1.30 and $1.40. This outlook reflects the following assumptions:
•	Continued strong demand for hardware technology in North America partially offset by:
•	a decline in sales of services in 2010 due to the completion of a significant services engagement in 2009 that has not yet been fully replaced in 2010; and

•	an effective tax rate of approximately 36% — 39% for 2010, up from 26% in 2009.
CONFERENCE CALL AND WEBCAST
The Company will host a conference call and live web cast today at 5:00 p.m. ET to discuss second quarter 2010 results of operations. A live web cast of the conference call (in listen-only mode) will be available on the Company’s web site at www.insight.com, and a replay of the web cast will be available on the Company’s web site for a limited time following the call. To listen to the live web cast by telephone, call 1-800-573-4840 if located in the U.S., 617-224-4326 for international callers, and enter the access code 47083274.
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Insight Enterprises, Inc.     6820 South Harl Avenue     Tempe, Arizona 85283     480-902-1001     FAX 480-760-8958

Insight Q2 2010 Results, Page 3	August 4, 2010
Financial Summary Table
(in thousands, except per share data and percentages)

	Three Months Ended June 30,			Six Months Ended June 30,
	2010	2009	% change	2010	2009	% change
Insight Enterprises, Inc.
Net sales	$1,277,618	$1,037,162	23%	$2,326,998	$1,988,322	17%
Gross profit	$173,805	$147,844	18%	$318,850	$279,616	14%
Earnings from operations	$44,657	$21,849	104%	$61,920	$13,931	344%
Net earnings from continuing operations	$26,914	$12,893	109%	$36,079	$6,096	492%
Diluted EPS from continuing operations	$0.58	$0.28	107%	$0.77	$0.13	492%

North America
Net sales	$865,501	$713,531	21%	$1,553,795	$1,373,632	13%
Gross profit	$119,624	$99,748	20%	$218,571	$192,791	13%
Earnings from operations	$32,315	$13,768	135%	$46,399	$5,845	694%

EMEA
Net sales	$359,210	$281,241	28%	$676,503	$551,966	23%
Gross profit	$46,483	$41,773	11%	$87,744	$77,677	13%
Earnings from operations	$9,617	$6,059	59%	$12,408	$6,640	87%

APAC
Net sales	$52,907	$42,390	25%	$96,700	$62,724	54%
Gross profit	$7,698	$6,323	22%	$12,535	$9,148	37%
Earnings from operations	$2,725	$2,022	35%	$3,113	$1,446	115%

	North America			EMEA			APAC
	Three Months Ended			Three Months Ended			Three Months Ended
	June 30,			June 30,			June 30,
Sales Mix	2010	2009	% change*	2010	2009	% change*	2010	2009	% change*
Hardware	61%	58%	27%	27%	31%	13%	1%	2%	(41%)
Software	33%	33%	21%	72%	68%	34%	96%	97%	24%
Services	6%	9%	(15%)	1%	1%	31%	3%	1%	160%

	100%	100%	21%	100%	100%	28%	100%	100%	25%

*	Represents growth/decline in category net sales on a dollar basis.
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Insight Enterprises, Inc.     6820 South Harl Avenue     Tempe, Arizona 85283     480-902-1001     FAX 480-760-8958

Insight Q2 2010 Results, Page 4	August 4, 2010
FORWARD-LOOKING INFORMATION
Certain statements in this release and the related conference call and Web cast are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, including the Company’s estimated diluted earnings per share for 2010, the Company’s effective tax rate for 2010 and assumptions related to demand for hardware technology in North America and expectations of a decline in sales of services in 2010 due to the non-recurrence of a significant services engagement, are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statement. Some of the important factors that could cause the Company’s actual results to differ materially from those projected in any forward-looking statements, include, but are not limited to, the following, which are discussed in “Risk Factors” in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2009:
•	the Company’s reliance on partners for product availability, marketing funds, purchasing incentives and competitive products to sell;

•	changes in the information technology industry and/or rapid changes in product standards;

•	general economic conditions, including concerns regarding the Company’s ability to collect its accounts receivable and credit constraints;

•	disruptions in the Company’s information technology systems and voice and data networks, including its system upgrade and the migration of acquired businesses to its information technology systems and voice and data networks;

•	actions of the Company’s competitors, including manufacturers and publishers of products it sells;

•	stockholder litigation and regulatory proceedings related to the restatement of the Company’s consolidated financial statements;

•	the integration and operation of acquired businesses, including the Company’s ability to achieve expected benefits of the acquisitions;

•	the variability and seasonality of the Company’s net sales and gross profit;

•	the risks associated with international operations;

•	exposure to changes in, or interpretations of, tax rules and regulations;

•	exposure to foreign currency exchange risks;

•	changes in the overall capital markets that could increase the Company’s borrowing costs or reduce future availability of financing;

•	failure to comply with the terms and conditions of the Company’s public sector contracts;

•	the Company’s dependence on key personnel; and

•	intellectual property infringement claims and challenges to the Company’s registered trademarks and trade names.
Additionally, there may be other risks that are otherwise described from time to time in the reports that the Company files with the SEC. Any forward-looking statements in this release should be considered in light of various important factors, including the risks and uncertainties listed above, as well as others. The Company assumes no obligation to update, and does not intend to update, any forward-looking statements. The Company does not endorse any projections regarding future performance made by third parties.

Contacts:	Glynis Bryan	Helen Johnson
	Chief Financial Officer	Senior VP, Treasurer
	Tel. 480-333-3390	Tel. 480-333-3234
	Email glynis.bryan@insight.com	Email helen.johnson@insight.com
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Insight Enterprises, Inc.     6820 South Harl Avenue     Tempe, Arizona 85283     480-902-1001     FAX 480-760-8958

Insight Q2 2010 Results, Page 5	August 4, 2010
INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Net sales	$1,277,618	$1,037,162	$2,326,998	$1,988,322
Costs of goods sold	1,103,813	889,318	2,008,148	1,708,706

Gross profit	173,805	147,844	318,850	279,616
Operating expenses:
Selling and administrative expenses	127,830	123,865	255,541	257,208
Severance and restructuring expenses	1,318	2,130	1,389	8,477

Earnings from operations	44,657	21,849	61,920	13,931
Non-operating (income) expense:
Interest income	(179)	(188)	(306)	(288)
Interest expense	1,691	1,988	4,058	4,088
Net foreign currency exchange loss (gain)	404	(162)	613	(213)
Other expense, net	403	202	749	481

Earnings from continuing operations before income taxes	42,338	20,009	56,806	9,863
Income tax expense	15,424	7,116	20,727	3,767

Net earnings from continuing operations	26,914	12,893	36,079	6,096
Net earnings from a discontinued operation	—	2,801	—	2,801

Net earnings	$26,914	$15,694	$36,079	$8,897

Net earnings per share — Basic:
Net earnings from continuing operations	$0.58	$0.28	$0.78	$0.13
Net earnings from a discontinued operation	—	0.06	—	0.06

Net earnings per share	$0.58	$0.34	$0.78	$0.19

Net earnings per share — Diluted:
Net earnings from continuing operations	$0.58	$0.28	$0.77	$0.13
Net earnings from a discontinued operation	—	0.06	—	0.06

Net earnings per share	$0.58	$0.34	$0.77	$0.19

Shares used in per share calculations:
Basic	46,238	45,853	46,156	45,781

Diluted	46,739	46,336	46,691	46,023

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Insight Enterprises, Inc.     6820 South Harl Avenue     Tempe, Arizona 85283     480-902-1001     FAX 480-760-8958

Insight Q2 2010 Results, Page 6	August 4, 2010
INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	June 30,	December 31,
	2010	2009
ASSETS
Current assets:
Cash and cash equivalents	$98,140	$68,066
Accounts receivable, net	1,003,807	998,770
Inventories	95,458	77,694
Inventories not available for sale	28,552	47,722
Deferred income taxes	30,489	35,750
Other current assets	36,509	32,318

Total current assets	1,292,955	1,260,320

Property and equipment, net	143,222	150,103
Goodwill	16,474	15,829
Intangible assets, net	73,277	82,483
Deferred income taxes	76,140	78,489
Other assets	18,980	16,097

	$1,621,048	$1,603,321

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$802,409	$695,549
Accrued expenses and other current liabilities	171,534	212,276
Current portion of long-term debt	885	875
Deferred revenue	47,038	54,135

Total current liabilities	1,021,866	962,835

Long-term debt	82,904	149,349
Deferred income taxes	2,554	3,054
Other liabilities	23,416	20,509

	1,130,740	1,135,747

Stockholders’ equity:
Preferred stock	—	—
Common stock	462	460
Additional paid-in capital	373,837	372,021
Retained earnings	109,943	73,864
Accumulated other comprehensive income — foreign currency translation adjustments	6,066	21,229

Total stockholders’ equity	490,308	467,574

	$1,621,048	$1,603,321

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Insight Enterprises, Inc.     6820 South Harl Avenue     Tempe, Arizona 85283     480-902-1001     FAX 480-760-8958

Insight Q2 2010 Results, Page 7	August 4, 2010
INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2010	2009*
Cash flows from operating activities:
Net earnings	$36,079	$8,897
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	19,020	19,277
Provision for losses on accounts receivable	(423)	1,328
Write-downs of inventories	2,764	3,882
Non-cash stock-based compensation	2,862	7,165
Non-cash gain from arbitrated claim, net of tax	—	(2,801)
Excess tax benefit from employee gains on stock-based compensation	(908)	—
Deferred income taxes	6,572	211
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	(49,556)	146,816
(Increase) decrease in inventories	(2,146)	23,315
Increase in other current assets	(4,184)	(8,292)
Increase in other assets	(3,344)	(1,022)
Increase in accounts payable	153,368	4,544
Decrease in deferred revenue	(3,848)	(3,763)
Decrease in accrued expenses and other liabilities	(27,218)	(806)

Net cash provided by operating activities	129,038	198,751

Cash flows from investing activities:
Acquisition of Calence, net of cash acquired	(5,123)	(12,834)
Purchases of property and equipment	(8,311)	(8,345)

Net cash used in investing activities	(13,434)	(21,179)

Cash flows from financing activities:
Borrowings on senior revolving credit facility	514,000	529,873
Repayments on senior revolving credit facility	(580,000)	(638,373)
Borrowings on accounts receivable securitization financing facility	25,000	145,000
Repayments on accounts receivable securitization financing facility	(25,000)	(145,000)
Payments on capital lease obligation	(435)	—
Net (repayments) borrowings under inventory financing facility	(8,123)	1,210
Payment of deferred financing fees	—	(531)
Proceeds from sales of common stock under employee stock plans	35	—
Excess tax benefit from employee gains on stock-based compensation	908	—
Payment of payroll taxes on stock-based compensation through shares withheld	(1,246)	(398)

Net cash used in financing activities	(74,861)	(108,219)

Foreign currency exchange effect on cash flows	(10,669)	1,292

Increase in cash and cash equivalents	30,074	70,645
Cash and cash equivalents at beginning of period	68,066	49,175

Cash and cash equivalents at end of period	$98,140	$119,820

*	Certain amounts in the consolidated statement of cash flows for the six months ended June 30, 2009 have been reclassified to conform to the presentation for the six months ended June 30, 2010.
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Insight Enterprises, Inc.     6820 South Harl Avenue     Tempe, Arizona 85283     480-902-1001     FAX 480-760-8958